Exhibit 99.1

BRE PROPERTIES REPORTS FIRST QUARTER 2012 RESULTS

Common and Preferred Dividends Declared

May 1, 2012 (San Francisco) – BRE Properties, Inc. (NYSE:BRE) today reported operating results for the quarter ended March 31, 2012. All per share results are reported on a fully diluted basis.

First Quarter Operational and Financial Highlights

•	Quarterly funds from operations (FFO) totaled $43.6 million, or $0.57 per share. Quarterly net income available to common shareholders totaled $18.1 million, or $0.24 per share.

•	Year-over-year annual same-store revenues and net operating income (NOI) increased 5.8% and 6.7%, respectively. Physical occupancy averaged 95.3%; annual turnover in the same-store portfolio was 55%.

•	Issued 815,000 shares at an average price of $49.09 per share, for gross proceeds of $40.0 million, under the company’s at-the-market (ATM) program.

•	Second quarter 2012 FFO per share guidance announced in a range of $0.56-$0.58.

First Quarter 2012

Funds from operations, the generally accepted measure of operating performance for real estate investment trusts, totaled $43.6 million, or $0.57 per share, for first quarter 2012, as compared with $34.8 million, or $0.53 per share, for the quarter ended March 31, 2011. (A reconciliation of net income available to common shareholders to FFO is provided at the end of this release.) Net income available to common shareholders for the first quarter totaled $18.1 million, or $0.24 per share, as compared with $9.6 million, or $0.15 per share, for the same period 2011.

BRE’s year-over-year earnings and FFO results reflect the impact of the following during 2012: (1) increases in same-store property-level operating results over 2011 levels; (2) incremental NOI from acquired and newly completed communities in the last 12 months; and (3) a reduction in interest expense due to lower leverage levels, which was offset by (4) a higher level of outstanding shares from equity issued in 2011 and 2012.

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Same-Store Community Results

BRE defines same-store communities as stabilized apartment communities owned by the company for at least two twelve month periods. Of the 21,336 apartment homes owned directly by BRE, same-store homes totaled 19,974 for the quarter.

On a year-over-year basis, overall same-store revenues and NOI increased 5.8% and 6.7%, respectively, for the first quarter. The revenue increase was driven by a 5.4% increase in rental rates per home earned during the period and a 40-basis-point increase in year-over-year financial occupancy levels. Annualized turnover during the first quarter was 55%, as compared with 54% during the first quarter of 2011. Same Store expenses increased 3.9% over first quarter 2011 levels, reflecting the expected increase in property tax expense. In the first quarter of 2011, refunds from successful property tax appeals totaled approximately $500,000.

On a sequential basis, same-store revenue increased 1.0%, NOI increased 0.2% and expenses increased 2.7% over fourth quarter 2011 levels. The sequential quarter increase in revenues was driven by a 1.1% increase in rental rates earned per home during the first quarter, offset by a 10 basis-point reduction in financial occupancy.

Investment Activity

BRE currently has four communities under construction, with a total of 1,260 homes, an aggregate projected investment of $554 million and an estimated balance to complete totaling $274 million. BRE owns three land parcels representing 1,014 homes of future development, and an estimated aggregate investment of $424 million upon completion and an estimated balance to complete of $320 million.

Capital Markets Activity

Under the ATM equity distribution agreement filed with the Securities and Exchange Commission on Form 8-K on February 25, 2010, the company issued 815,000 shares of common stock during the quarter ended March 31, 2012, at an average share price of $49.09 per share, with total gross proceeds of $40.0 million. The remaining capacity under the equity distribution agreement totals $123.6 million.

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In January of 2012, the company entered into a new $750 million unsecured line of credit, replacing its previous $750 million unsecured line of credit. The new line of credit matures in April 2015. Based on the company’s current debt ratings, the line of credit is priced at LIBOR plus 120 basis points with an annual facility fee of 20 basis points. Funds from the line of credit will be used for acquisition and development activities as well as for general corporate purposes.

During the quarter, the company exercised its right to redeem for cash the remaining $35.0 million of 4.125% Convertible Senior Notes due 2026, at par. In addition, a secured mortgage totaling $65.5 million was paid off at maturity. The revolving credit facility was used to fund both maturities. The balance on the revolving credit facility as of March 31, 2012 totaled $222.0 million.

Common and Preferred Dividends Declared

On May 1, 2012, BRE’s Board of Directors approved regular common and preferred stock dividends for the quarter ending June 30, 2012. All common and preferred dividends will be payable on Friday, June 29, 2012 to shareholders of record on Friday, June 15, 2012. The quarterly common dividend payment of $0.385 is equivalent to $1.54 per share on an annualized basis and represents a yield of approximately 2.9% on Monday’s closing price of $52.50 per share. BRE has paid uninterrupted quarterly dividends to shareholders since the company’s founding in 1970.

The company’s 6.75% Series D preferred dividend is $0.421875 per share.

Earnings Guidance

The company is maintaining annual FFO per share and annual same-store revenue, expense and NOI guidance ranges provided on February 6, 2012. The company has established an FFO guidance range of $0.56 to $0.58 per share for the second quarter of 2012. Sequential revenue increases from the first quarter levels are expected to be offset by a higher level of G&A expense and higher property level expenses in the second quarter than were experienced in the first quarter of 2012.

Second quarter and annual FFO guidance does not include any nonroutine income or expense items.

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Annual Meeting of Shareholders

The company will hold its 42nd Annual Meeting of Shareholders on Tuesday, May 15, 2012 at 10:00 a.m. Pacific Daylight Time, at The City Club of San Francisco, 155 Sansome Street, 10th Floor, San Francisco, California. The company’s proxy statement, voting materials and Form 10-K are available on the company’s website at www.breproperties.com/investors/proxy. If you wish to receive hard copies of these documents, please contact your securities broker or BRE Investor Relations at 415.445.6500 or ir@breproperties.com.

Q1 2012 Analyst Conference Call

The company will hold a conference call on Wednesday, May 2, 2012 at 11:00 a.m. Eastern (8:00 a.m. Pacific) to review these results. The dial-in number to participate in the United States and Canada is 888.378.0324; the international number is 719.325.2337. Enter Conf. ID# 3442793. A telephone replay of the call will be available for 14 days at 877.870.5176 or 858.384.5517 international, using the same ID# 3442793. A link to the live webcast of the call will be posted on www.breproperties.com, in the Investors section. A webcast replay will be available for 90 days following the call.

Q2 2012 Earnings Dates

The company will report second quarter 2012 earnings after the close of market on Tuesday, July 31, 2012, followed by a conference call on Wednesday, August 1, 2012 at 11:00 a.m. Eastern (8:00 a.m. Pacific).

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About BRE Properties

BRE Properties, based in San Francisco, California, focuses on the development, acquisition and management of apartment communities located primarily in major metropolitan markets in Southern and Northern California and Seattle. BRE directly owns 76 multifamily communities (totaling 21,336 homes) and has joint venture interests in an additional 11 apartment communities (totaling 3,592 homes). BRE Properties is a real estate investment trust (REIT) listed in the S&P MidCap 400 Index. For more information on BRE Properties, please visit our website at www.breproperties.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding the company’s capital resources, portfolio performance and results of operations, and is based on the company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intentions. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in effecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting community development and construction (including construction delays, cost overruns, inability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. The company’s success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in the company’s most recent Annual Report on Form 10-K as they may be updated from time to time by the company’s subsequent filings with the Securities and Exchange Commission, or SEC. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The company assumes no obligation to update this information. For more details, refer to the company’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

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BRE Properties, Inc.

Consolidated Balance Sheets

First Quarter 2012

(Unaudited, dollar amounts in thousands except per share data)

	March 31, 2012	December 31, 2011
ASSETS
Real estate portfolio:
Direct investments in real estate:
Investments in rental communities	$3,613,317	$3,607,045
Construction in progress	279,313	246,347
Less: accumulated depreciation	(753,904)	(729,151)

	3,138,726	3,124,241

Equity in real estate joint ventures:
Investments	62,852	63,313
Land under development	104,108	101,023

Total real estate portfolio	3,305,686	3,288,577
Cash	7,280	9,600
Other assets	57,784	54,444

TOTAL ASSETS	$3,370,750	$3,352,621

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Unsecured senior notes	$690,018	$724,957
Unsecured line of credit	222,000	129,000
Mortgage loans payable	742,657	808,714
Accounts payable and accrued expenses	59,432	63,273

Total liabilities	1,714,107	1,725,944

Redeemable and other noncontrolling interests	8,107	16,228

Shareholders' equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized: 2,159,715 shares with $25 liquidation preference issued and outstanding at March 31, 2012 and December 31, 2011, respectively.	22	22
Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 76,679,462 and 75,556,167 at March 31, 2012 and December 31, 2011, respectively.	767	756
Additional paid-in capital	1,647,747	1,609,671

Total shareholders' equity	1,648,536	1,610,449

TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	$3,370,750	$3,352,621

BRE Properties, Inc.

Consolidated Statements of Income

Quarters Ended March 31, 2012 and 2011

(Unaudited, dollar and share amounts in thousands)

	Quarter ended 3/31/12	Quarter ended 3/31/11
REVENUES
Rental income	$93,201	$85,623
Ancillary income	3,743	3,185

Total revenues	96,944	88,808
EXPENSES
Real estate	$30,970	$28,704
Provision for depreciation	25,032	23,950
Interest	17,218	19,748
General and administrative	5,847	5,234
Other expenses (1)	—	143

Total expenses	79,067	77,779
Other income	520	605
Net income before noncontrolling interests, partnership income and discontinued operations	18,397	11,634
Income from unconsolidated entities	727	640

Income from continuing operations	19,124	12,274
Discontinued operations:
Discontinued operations, net (2)	—	659

Income from discontinued operations	—	659
NET INCOME	$19,124	$12,933
Redeemable and other noncontrolling interest in income	105	335
Dividends attributable to preferred stock	911	2,953

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$18,108	$9,645

Net income per common share—basic	$0.24	$0.15

Net income per common share—diluted	$0.24	$0.15

Weighted average shares outstanding—basic	76,000	64,890

Weighted average shares outstanding—diluted	76,380	65,305

(1)	For the quarter ended March 31, 2011, other expenses includes 143,000 related to acquisition costs.
(2)	For 2011, includes two communities sold during 2011.

	Quarter ended 3/31/12	Quarter ended 3/31/11
Rental and ancillary income	—	$1,796
Real estate expenses	—	(686)
Provision for depreciation	—	(451)

Income from discontinued operations, net	—	$659

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE's definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

We believe that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated community, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our communities that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our communities, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

Management also believes that FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition.

	Quarter Ended 3/31/2012	Quarter Ended 3/31/2011
Net income available to common shareholders	$18,108	$9,645
Depreciation from continuing operations	25,032	23,950
Depreciation from discontinued operations	—	451
Redeemable and other noncontrolling interest in income	105	335
Depreciation from unconsolidated entities	495	506
Less: Redeemable noncontrolling interest in income not convertible into common shares	(105)	(105)

Funds from operations	$43,635	$34,782

Diluted shares outstanding—EPS	76,380	65,305
Net income per common share—diluted	$0.24	$0.15

Diluted shares outstanding—FFO	76,440	65,920
FFO per common share—diluted	$0.57	$0.53

BRE Properties, Inc.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined by BRE as EBITDA, excluding minority interests, gains or losses from sales of investments, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from community dispositions and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA, other non-operating items described above.

Because EBITDA and Adjusted EBITDA exclude depreciation and amortization and capture neither the changes in the value of our communities that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our communities, all of which have real economic effect and could materially impact our results from operations, the utility of EBITDA and Adjusted EBITDA as measures of our performance is limited. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter Ended 3/31/2012	Quarter Ended 3/31/2011
Net income available to common shareholders	$18,108	$9,645
Interest, including discontinued operations	17,218	19,748
Depreciation, including discontinued operations	25,032	24,401

EBITDA	60,358	53,794
Redeemable and other noncontrolling interest in income	105	335
Dividends on preferred stock	911	2,953
Other expenses	—	143

Adjusted EBITDA	$61,374	$57,225

Net Operating Income (NOI)

We consider community level and portfolio-wide NOI to be an appropriate supplemental measure to net income because it helps both investors and management to understand the core community operations prior to the allocation of general and administrative costs. This is more reflective of the operating performance of the real estate, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead from acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Because NOI excludes depreciation and does not capture the change in the value of our communities resulting from operational use and market conditions, nor the level of capital expenditures required to adequately maintain the communities (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI consistently with our definition and, accordingly, our NOI may not be comparable to such other REITs' NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

	Quarter Ended 3/31/2012	Quarter Ended 3/31/2011
Net income available to common shareholders	$18,108	$9,645
Interest, including discontinued operations	17,218	19,748
Depreciation, including discontinued operations	25,032	24,401
Redeemable and other noncontrolling interest in income	105	335
Dividends on preferred stock	911	2,953
General and administrative expense	5,847	5,234
Other expenses	—	143

NOI	$67,221	$62,459

Less Non Same-Store NOI	5,632	4,748

Same-Store NOI	$61,589	$57,711